                                 AGREEMENT OF MERGER


          THIS AGREEMENT OF MERGER is made and entered into as of this 22nd day of May, 1998, by and between BYL Bancorp ("BYL"), a California corporation, and DNB Financial ("DNBF"), a California corporation, with reference to the following facts:

                                   RECITALS

          1. BYL is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 50,000,000 shares of no par value common stock of which, on the date hereof, there are 1,569,595 shares issued and outstanding, and 25,000,000 shares of Preferred Stock, none of which is outstanding ("BYL Stock").

          2. DNBF is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 10,000,000 shares of no par value common stock, of which, on the date hereof, there are 232,423 shares issued and outstanding ("DNBF Stock").

          3. The respective Boards of Directors of BYL and DNBF deem it desirable and in the best interest of their respective corporations and stockholders that DNBF be merged (the "Merger") with and into BYL as provided in this Agreement of Merger pursuant to the laws of the State of California and that BYL be the surviving corporation ("Surviving Corporation").

          4. In connection with the Merger, BYL and DNBF, and their respective wholly-owned banking subsidiaries, have entered into an Agreement and Plan of Reorganization, dated as of January 29, 1998, as amended (the "Reorganization Agreement").

          NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Merger, the parties hereto agree as follows:

                                     ARTICLE I
                                     THE MERGER

          Upon consummation of the Merger at the Effective Time (as defined in Article IX hereof), DNBF shall be merged with and into BYL which shall thereupon be the Surviving Corporation, and the separate corporate existence of DNBF shall cease.

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                                     ARTICLE II
                                        NAME

          The name of the Surviving Corporation shall remain "BYL Bancorp."

                                    ARTICLE III
                             ARTICLES OF INCORPORATION

          The Articles of Incorporation of BYL as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Articles of Incorporation of the Surviving Corporation.

                                     ARTICLE IV
                                       BYLAWS

          The Bylaws of BYL as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Bylaws of the Surviving Corporation.

                                     ARTICLE V
                                     DIRECTORS

          The Board of Directors and officers of BYL at the Effective Time shall serve as the Board of Directors and officers of the Surviving Corporation until such time as their successors have been elected and qualified as provided for by the Bylaws of BYL.

                                     ARTICLE VI
                   RIGHTS AND DUTIES OF SURVIVING CORPORATION

          At and after the Effective Time, all rights, privileges, powers and franchises and property and assets of every kind and description of BYL and DNBF shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of BYL and DNBF, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of BYL and DNBF, and the title to any real estate vested by deed or otherwise in either BYL or DNBF shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of BYL and DNBF shall be preserved unimpaired and all debts, liabilities and duties of BYL and DNBF shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                          2
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                                    ARTICLE VII
                                CONVERSION OF SHARES

          In and by virtue of the Merger and at the Effective Time, pursuant to this Agreement of Merger, the shares of BYL Stock and DNBF Stock outstanding at the Effective Time shall be converted as follows:

      (a) EFFECT ON DNBF STOCK. Each share of DNBF Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically cancelled and cease to be an issued and outstanding share of DNBF Stock and shall be converted into the right to converted into the right to receive 4.1162 shares of common stock of BYL Stock. No fractional shares of BYL Stock shall be issued in the Merger. BYL will pay or cause to be paid cash in lieu of fractional shares of BYL Stock in an amount proportionate to the fair value of a whole share as determined by the board of directors of BYL which would otherwise be issuable as provided above.

      (b) EFFECT ON BYL STOCK. Each share of BYL Stock issued and outstanding immediately prior to the Effective Time, except for shares as to which dissenters' rights are perfected pursuant to Section 1300 ET SEQ. of the California Corporations Code ("Perfected Dissenting Shares") shall for all purposes be deemed to represent, one share of common stock of the Surviving Corporation.

                                    ARTICLE VIII
                                   FURTHER ACTION

          The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation title to and possession of all of DNBF's and BYL's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Agreement of Merger.

                                     ARTICLE IX
                                   EFFECTIVE TIME

          The Merger will become effective upon the filing of a copy of this Agreement of Merger and all other requisite accompanying certificates in the office of the Secretary of State of the State of California. The date and time of such filing with the Secretary of State of the State of California is referred to herein as the "Effective Time".

                                          3
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                                     ARTICLE X
                               SUCCESSORS AND ASSIGNS

          This Agreement of Merger shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Agreement of Merger may not be assigned by either party without the written consent of the other.

                                     ARTICLE XI
                                   GOVERNING LAW

          This Agreement of Merger has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

                                    ARTICLE XII
                                    TERMINATION

          This Agreement of Merger may, by the mutual consent and action of the Boards of Directors of DNBF and BYL, be abandoned at any time before or after approval thereof by the shareholders of BYL and DNBF, but not later than the filing of this Agreement of Merger with the Secretary of State of the State of California.


                                    ARTICLE XIII
                     SATISFACTION OF OBLIGATIONS AND CONDITIONS

      (a) The obligations of DNBF to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of BYL and Bank of Yorba Linda under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by DNBF.

      (b) The obligations of BYL to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of DNBF and De Anza National Bank under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in party, by BYL.

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          IN WITNESS WHEREOF, DNBF and BYL, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Agreement of Merger to be signed by their respective officers on the day and year first above written.

                              DNB FINANCIAL


By: /s/ Neil F. Hatcher
   --------------------------
                                  Neil F. Hatcher, President

By: /s/ John L. West
   --------------------------
                                  John L. West, Secretary



                              BYL BANCORP

By: /s/ H. Rhoads Martin, Jr.
   --------------------------
                                  H. Rhoads Martin, Jr.
                                  Chairman of the Board


By: /s/ John F. Myers
   --------------------------
                                  John F. Myers, Secretary

                                          5
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                         OFFICERS' CERTIFICATE

Neil F. Hatcher and James L. West certify that:

     1. They are the President and the Secretary, respectively, of DNB Financial, a California corporation ("DNBF") organized under the laws of the State of California.

     2. DNBF has one class of Common Stock outstanding, and the total number of shares of DNBF Common Stock outstanding is 232,423.

     3. The principal terms of the Agreement of Merger in the form attached was duly approved by DNBF by the vote of a number of shares of the Common Stock which equaled or exceeded the vote required.

     4. The percentage vote required of the class of DNBF Common Stock is more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated this 22nd day of May, 1998.

                                    /s/ Neil F. Hatcher
                                   --------------------
                                   Neil F. Hatcher, President



                                    /s/ John L. West
                                   -----------------
                                   John W. West, Secretary

                                          6
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                         OFFICERS' CERTIFICATE

H. Rhoads Martin, Jr. and John F. Myers:

     1. They are the Chairman of the Board and the Secretary, respectively, of BYL Bancorp, a California corporation ("BYL") organized under the laws of the State of California.

     2. BYL has only one class of stock outstanding, which is Common Stock, and the total number of shares of BYL Common Stock outstanding is 1,569,595.

     3. The principal terms of the Agreement of Merger in the form attached was duly approved by BYL by the vote of a number of shares of the Common Stock which equaled or exceeded the vote required.

     4. The percentage vote required of the class of BYL Common Stock is more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated this 22nd day of May, 1998.

                                    /s/ H. Rhoads Martin, Jr.
                                   --------------------------
                                   H. Rhoads Martin, Jr.,
                                   Chairman of the Board


                                    /s/ John F. Myers
                                   ------------------
                                   John F. Myers, Secretary

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